Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of FMC Technologies, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-62996, 333-76210, 333-76214, and 333-76216) on Form S-8 and (No. 333-183953) on Form S-3 of FMC Technologies, Inc. of our reports dated February 20, 2015, with respect to the consolidated balance sheets of FMC Technologies, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule (Schedule II) for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of FMC Technologies, Inc.

/s/ KPMG LLP
Houston, Texas
February 20, 2015